The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these PLUS until the pricing supplement, the accompanying product supplement, underlier supplement, prospectus supplement and prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these PLUS and we are not soliciting offers to buy these PLUS in any state where the offer or sale is not permitted.
Subject to Completion

December 2022
Preliminary Pricing Supplement
Dated December 15, 2022
Registration Statement No. 333-261476
Filed pursuant to Rule 424(b)(2)
(To Prospectus dated December 29, 2021, Prospectus Supplement dated December 29, 2021,
Underlier Supplement dated December 29, 2021 and Product Supplement dated December 29, 2021)

STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
The PLUS will pay no interest and do not guarantee any return of principal at maturity. At maturity, if the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the final basket value is less than the initial basket value, investors will lose 1% for every 1% that the final basket value falls below the initial basket value. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be as low as zero. Accordingly, the PLUS do not guarantee any return of principal at maturity and you could lose some or all of your investment in the PLUS.  The PLUS are for investors who seek a fund- and equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the basket. The PLUS are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The PLUS are notes issued as part of BNS’ Senior Note Program, Series A.
All payments on the PLUS are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the PLUS and you could lose your entire investment in the PLUS. These PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Basket:	Basket component	Bloomberg ticker	Basket component weighting	Initial basket component value*	Multiplier*
	Russell 2000® Index (the “RTY Index”)	RTY	25.00%	•	•
	Shares of the iShares® Emerging Markets ETF (the “EEM Fund”)	EEM	15.00%	•	•
	Shares of the VanEck® Gold Miners ETF (the “GDX Fund”)	GDX	15.00%	•	•
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E	15.00%	•	•
	Shares of the iShares® U.S. Real Estate ETF (the “IYR Fund”)	IYR	10.00%	•	•
	Shares of the iShares® Silver Trust (the “SLV Trust”)	SLV	10.00%	•	•
	TOPIX® (the “TPX Index”)	TPX	10.00%	•	•
* The initial basket component values and multipliers will be determined on the pricing date.
We refer to the basket components that are indices as the “underlying indices”, the basket components that are exchange-traded funds as the “underlying shares” and, together with the underlying indices, as the “basket components”.

Aggregate principal amount:	$·
Stated principal amount:	$10.00 per PLUS
Issue price:	$10.00 per PLUS (see “Commissions and issue price” below)
Minimum investment:	$1,000 (100 securities)
Coupon:	None
Pricing date:	December 30, 2022
Original issue date:
January 5, 2023 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade PLUS on any date prior to two business days before delivery will be required, by virtue of the fact that the PLUS will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation date:	June 29, 2023, subject to postponement in the event of a market disruption event as described in the accompanying product supplement.
Maturity date:	July 5, 2023, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity per PLUS:
◾       If the final basket value is greater than the initial basket value:
$10.00 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
◾       If the final basket value is less than or equal to the initial basket value:
$10.00 + ($10.00 × basket return)
Accordingly, if the final basket value is less than the initial basket value, you will lose 1% for every 1% that the final basket value falls below the initial basket value and you could lose up to your entire investment in the PLUS.

Basket return:	(final basket value − initial basket value) / initial basket value
Leverage factor:	200%
Leveraged upside payment:	$10.00 × leverage factor × basket return
Maximum gain:	10.15%
Maximum payment at maturity:	$11.015 per PLUS (110.15% of the stated principal amount)
Initial basket value:
100, which will be equal to the sum of the products (i) of the initial basket component values of each of the basket components, as set forth under “Basket — Initial basket component value” above, and (ii) the applicable multiplier for each of the basket components, each of which will be determined on the pricing date.

Final basket value:	The basket closing value on the valuation date.
Basket closing value:
The basket closing value on any day is the sum of the products of (i) the basket component closing value of each of the basket components and (ii) the applicable multiplier for such basket component on such date.

Basket component closing value:
In the case of each underlying share, as determined by the calculation agent and described in the accompanying product supplement under “General Terms of the Notes — Determining the Value of the Reference Asset — Closing Value for a Reference Equity”, as may be adjusted as described in the accompanying product supplement under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Equity”, “— Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity”.
In the case of each underlying index, as determined by the calculation agent and described in the accompanying product supplement under “— Closing Value for a Reference Index”, as may be adjusted as described in the accompanying product supplement under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Index; Alternative Calculation Methodology”.

Multiplier:
The multipliers will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the PLUS.  See “Basket — Multiplier” above.

CUSIP/ISIN:	06417U867 / US06417U8678
Listing:	The PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:	Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”
Estimated value on the pricing date:
Expected to be between $9.30 and $9.60 per stated principal amount, which will be less than the issue price listed above. See “Additional Information About the PLUS — Additional information regarding estimated value of the PLUS” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 14 of this document for additional information. The actual value of your PLUS at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per PLUS:	$10.00	$0.125(a) $0.05(b) $0.175	$9.825
Total:	$•	$•	$•
(1)
SCUSA will purchase the PLUS at the stated principal amount and, as part of the distribution of the PLUS, will sell all of the PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $0.125 per $10.00 stated principal amount of PLUS that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of PLUS that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.
The PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the underlier supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The PLUS are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The PLUS are not bail-inable debt securities under the CDIC Act.

Product supplement dated December 29, 2021	Underlier supplement dated December 29, 2021	Prospectus supplement dated December 29, 2021	Prospectus dated December 29, 2021

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Additional Information About BNS and the PLUS
You should read this pricing supplement together with the prospectus dated December 29, 2021, as supplemented by the prospectus supplement dated December 29, 2021, the underlier supplement dated December 29, 2021 and the product supplement (Market-Linked Notes, Series A) dated December 29, 2021, relating to our Senior Note Program, Series A, of which these PLUS are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.
The PLUS may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).
This pricing supplement, together with the documents listed below, contains the terms of the PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the PLUS involve risks not associated with conventional debt securities.
We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the PLUS in light of your particular circumstances.
You may access these documents on the SEC website at www.sec.gov as follows:
♦	Product Supplement (Market-Linked Notes, Series A) dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007899/bn56675857-424b2.htm
♦	Underlier Supplement dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007901/bn56408660-424b2.htm
♦	Prospectus Supplement dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007897/bn56815298-424b3.htm
♦	Prospectus dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/9631/000119312521368646/d240752d424b3.htm
References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “PLUS” refers to the Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated December 29, 2021, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated December 29, 2021, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated December 29, 2021 and references to the “accompanying prospectus” mean the BNS prospectus, dated December 29, 2021.
BNS reserves the right to change the terms of, or reject any offer to purchase, the PLUS prior to their issuance. In the event of any changes to the terms of the PLUS, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.
“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

December 2022	Page 2

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investment Overview
Performance Leveraged Upside Securities
Principal at Risk Securities
The PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three Indices due on or about July 5, 2023 can be used:
◾
As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity; however, by investing in the PLUS, you will not be entitled to receive any dividends or other distributions paid with respect to the underlying shares or any stocks held in the underlying shares’ portfolios or comprising the underlying indices (as applicable, the “basket component constituent stocks”), or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for any dividends or any other distributions, interest payments or exposure to the positive performance of the basket beyond a value that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.

◾	To enhance returns and potentially outperform the basket in a moderately bullish scenario.
◾
To achieve similar levels of upside exposure to the basket as a hypothetical direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 6 months
Leverage factor:	200% (applicable only if the final basket value is greater than the initial basket value)
Maximum payment at maturity:	$11.015 per PLUS (110.15% of the stated principal amount)
Maximum gain:	10.15%
Coupon:	None
Minimum payment at maturity:	None. Investors may lose up to their entire investment in the PLUS.
Basket component weighting:	Basket component	Basket component weighting
	RTY Index	25.00%
	EEM Fund	15.00%
	GDX Fund	15.00%
	SX5E Index	15.00%
	IYR Fund	10.00%
	SLV Trust	10.00%
	TPX Index	10.00%
Listing:	The PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

December 2022	Page 3

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Key Investment Rationale
Investors can use the PLUS to leverage returns by 200%, up to the maximum gain. At maturity, investors will receive an amount in cash based upon the basket return. If the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the final basket value is less than the initial basket value, investors will lose 1% for every 1% that the final basket value falls below the initial basket value. Investors may lose up to their entire investment in the PLUS. All payments on the PLUS are subject to the credit risk of BNS.
Investors will not be entitled to receive any dividends or other distributions paid with respect to the underlying shares or the basket component constituent stocks and the PLUS do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends, any other distributions or periodic interest is appropriate for you.
Leveraged Performance up to a Cap	The PLUS offer investors an opportunity to capture enhanced returns relative to a hypothetical direct investment in the basket.

Upside Scenario
If the final basket value is greater than the initial basket value, at maturity you will receive the stated principal amount of $10.00 plus the leveraged upside payment, subject to the maximum payment at maturity of $11.015 per PLUS (110.15% of the stated principal amount).

Par Scenario	If the final basket value is equal to the initial basket value, at maturity you will receive the stated principal amount.

Downside Scenario
If the final basket value is less than the initial basket value, at maturity you will receive less than the stated principal amount, if anything, resulting in a percentage loss of your investment equal to the basket return. For example, if the basket return is -35%, each PLUS will redeem for $6.50, or 65% of the stated principal amount. There is no minimum payment on the PLUS and you could lose up to your entire investment in the PLUS.

December 2022	Page 4

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investor Suitability
The PLUS may be suitable for you if:
■	You fully understand and are willing to accept the risks of an investment in the PLUS, including the risk that you may lose up to 100% of your investment in the PLUS
■	You can tolerate a loss of some or all of your investment and are willing to make an investment that has the same downside market risk as that of a hypothetical direct investment in the basket
■	You believe that the final basket value will be greater than the initial basket value and you understand and accept that any positive return that you earn on the PLUS will not exceed the maximum gain
■	You can tolerate fluctuations in the market prices of the PLUS prior to maturity that may be similar to or exceed the fluctuations in the value of the basket
■	You do not seek current income from your investment and are willing to forgo any dividends or other distributions paid on the underlying shares and the basket component constituent stocks
■	You are willing and able to hold the PLUS to maturity, a term of approximately 6 months, and accept that there may be little or no secondary market for the PLUS
■	You understand and are willing to accept the risks associated with the basket and the basket components
■
You are willing to assume the credit risk of BNS for all payments under the PLUS, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The PLUS may not be suitable for you if:
■	You do not fully understand or accept the risks of an investment in the PLUS, including the risk that you may lose up to 100% of your investment
■	You require an investment that provides for at least partial or contingent protection against loss of principal
■	You are not willing to make an investment that has the same downside market risk as that of a hypothetical direct investment in the basket
■	You believe that the final basket value will not be greater than the initial basket value
■	You seek an investment that has an unlimited return potential or you do not understand or cannot accept that your potential return on the PLUS is limited to the maximum gain
■	You cannot tolerate fluctuations in the market price of the PLUS prior to maturity that may be similar to or exceed the fluctuations in the value of the basket
■	You seek current income from your investment or prefer to receive any dividends or other distributions paid on the underlying shares or the basket component constituent stocks
■	You are unable or unwilling to hold the PLUS to maturity, a term of approximately 6 months, or seek an investment for which there will be an active secondary market
■	You do not understand or are not willing to accept the risks associated with the basket and the basket components
■	You are not willing to assume the credit risk of BNS for all payments under the PLUS, including any repayment of principal

December 2022	Page 5

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

How the PLUS Work
Hypothetical Examples
The below examples are based on the following terms and are purely hypothetical (the actual terms of your PLUS will be determined on the pricing date and will be specified in the final pricing supplement):
Investors will not be entitled to receive any dividends or any other distributions paid with respect to the underlying shares or the basket component constituent stocks or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or any other distributions or periodic interest is appropriate for you.

Stated principal amount:	$10.00 per PLUS
Leverage factor:	200%
Initial basket value:	100
Maximum payment at maturity:	$11.015 per PLUS
Maximum gain:	10.15%
Minimum payment at maturity:	None
EXAMPLE 1: The basket increases over the term of the PLUS and the payment at maturity is less than the maximum payment at maturity.
Final basket value	104
Basket return	(104 – 100) / 100 = 4.00%
Payment at maturity	= $10.00 + leveraged upside payment, subject to the maximum payment at maturity
= $10.00 + ($10.00 × leverage factor × basket return), subject to the maximum payment at maturity
= $10.00 + ($10.00 × 200% × 4.00%), subject to the maximum payment at maturity
= $10.80
In Example 1, the final basket value is greater than the initial basket value and the basket return is 4.00%. Accordingly, investors receive the stated principal amount at maturity plus a return equal to 200% times the basket return, resulting in a payment at maturity of $10.80 per PLUS (a total return of 8.00%).
EXAMPLE 2: The basket increases over the term of the PLUS such that the payment at maturity is equal to the maximum payment at maturity.
Final basket value	150
Basket return	(150 – 100) / 100 = 50.00%
Payment at maturity	= $10.00 + leveraged upside payment, subject to the maximum payment at maturity
= $10.00 + ($10.00 × leverage factor × basket return), subject to the maximum payment at maturity
= maximum payment at maturity of $11.015 per PLUS
In Example 2, the final basket value is greater than the initial basket value and the basket return is 50.00%. Under the terms of the PLUS, investors will realize the maximum payment at maturity if the basket return is 5.075% or higher. Therefore, in this example, investors receive the maximum payment at maturity of $11.015 per stated principal amount.

December 2022	Page 6

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

EXAMPLE 3: The final basket value is less than the initial basket value.
Final basket value	80
Basket return	(80 – 100) / 100 = -20.00%
Payment at maturity	= $10.00 + ($10.00 × basket return)
= $10.00 + ($10.00 × -20.00%)
= $10.00 - $2.00
= $8.00
In Example 3, the final basket value is less than the initial basket value and the basket return is -20.00%. Because the final basket value is less than the initial basket value, investors are fully exposed to the decline of the final basket value relative to the initial basket value, resulting in a payment at maturity of $8.00 per PLUS (a return on investment of -20.00%).

December 2022	Page 7

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the PLUS.
Risks Relating to Return Characteristics
■
The PLUS do not provide any protection against loss; you may lose up to your entire investment. The PLUS differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the PLUS at maturity. BNS will pay you the stated principal amount of your PLUS at maturity only if the final basket value is equal to or greater than the initial basket value. You will be exposed on a 1-for-1 basis to any decline in the value of the basket from the initial basket value to the final basket value. You may lose up to your entire investment in the PLUS.

■
The stated payout from the issuer applies only at maturity. You should be willing to hold your PLUS to maturity. The stated payout, including the benefit of the leverage factor, is available only if you hold your PLUS to maturity. If you are able to sell your PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment in the PLUS even if the then-current value of the basket is equal to or greater than the initial basket value.

■
Your potential return on the PLUS is limited to the maximum gain. The return potential of the PLUS is limited to the maximum gain. Therefore, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain. Your return on the PLUS may be less than that of a hypothetical direct investment in the basket.

■	You will not receive any interest payments. BNS will not pay any interest with respect to the PLUS.
■
The amount payable on the PLUS is not linked to the value of the basket at any time other than the valuation date. The final basket value will be based on the basket component closing values on the valuation date, subject to postponement for non-trading days with respect to any basket component and certain market disruption events.  If the values of one or more basket components fall on the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the basket at any time prior to such drop(s).

■
Owning the PLUS is not the same as owning the underlying shares or the basket component constituent stocks (or, in the case of the SLV Trust, the commodity held by the SLV Trust). The return on your PLUS may not reflect the return you would realize if you actually owned the underlying shares, the basket component constituent stocks or the commodity held by the SLV Trust (together with the basket component constituent stocks, the “basket component assets”). For instance, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions paid on the underlying shares or the basket component constituent stocks, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your PLUS. In addition, as an owner of the PLUS, you will not have voting rights or any other rights that a holder of the underlying shares or the basket component assets may have.

Risks Relating to Characteristics of the Basket and the Basket Components
■
The basket is unequally weighted, and changes in the values of the basket components may offset each other. The basket is unequally weighted; thus, an increase in the value of one or more basket components may be offset by a smaller increase or a decline in the value of one or more other basket components. As a result, the basket return could be negative even if relatively few of the basket components experience a negative asset return, resulting in the loss of some or all of your investment in the PLUS. Because the basket components are not equally weighted, increases in lower weighted basket components may be offset by even small decreases in more heavily weighted basket components.

◾
Correlation (or lack of correlation) of the basket components may adversely affect your return on the PLUS. “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the values of the basket components may not correlate with each other. At a time when the value of a basket component increases in value, the value of another basket component may not increase as much, or may even decline in value. Further, high correlation of movements in the

December 2022	Page 8

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

values of the basket components could adversely affect your return on the PLUS during periods of negative performance of the basket components. Changes in the correlation of the basket components may adversely affect the market value of, and return on, your PLUS.
◾
An investment in the PLUS involves market risk associated with the basket components. The return on the PLUS, which may be negative, is linked to the performance of the basket and indirectly linked to the value of the basket components and the basket component assets. The value of the basket can rise or fall sharply due to factors specific to the basket, the basket components, the basket component assets or the issuers of the basket component constituent stocks (the “basket component constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and values, interest rates and economic and political conditions. In recent years, the COVID-19 pandemic has caused volatility in the global financial markets and a slowdown in the global economy. COVID-19 or any other communicable disease or infection may adversely affect the basket component constituent stock issuers, the basket component assets and, therefore, the basket. You, as an investor in the PLUS, should make your own investigation into the basket components and the basket component constituent stocks.

■
There can be no assurance that the investment view implicit in the PLUS will be successful. It is impossible to predict whether and the extent to which the value of the basket will rise or fall and there can be no assurance that the basket return will be positive. The final basket value (and therefore the basket return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket component constituent stock issuers and the basket component assets. You should be willing to accept the risks associated with the relevant markets or assets (as applicable) tracked by the basket and the basket components and the risk of losing some or all of your investment in the PLUS.

◾
With respect to each basket component other than the SLV Trust, changes affecting the underlying indices and the target indices of the underlying shares could have an adverse effect on the market value of, and any amount payable on, the PLUS. The policies of each sponsor of any target index of the applicable underlying share and the sponsor of each underlying index as specified under “Information About the Basket and the Basket Components” (each, as applicable, an “index sponsor”), concerning additions, deletions and substitutions of its basket component constituent stocks and the manner in which such index sponsor takes account of certain changes affecting its basket component constituent stocks may adversely affect the value of the applicable basket component and therefore basket. The policies of an index sponsor with respect to the calculation of the applicable target index or underlying index could also adversely affect the value of the applicable basket component and, therefore, the basket. An index sponsor may discontinue or suspend calculation or dissemination of the applicable target index or underlying index. Any such actions could have an adverse effect on the market value of, and any amount payable on, the PLUS.

◾
There is no affiliation between the index sponsors and BNS, and BNS is not responsible for any disclosure by any such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the index sponsors and have no ability to control or predict their actions. You, as an investor in the PLUS, should conduct your own independent investigation of the index sponsors, basket components and the basket. The index sponsors are not involved in the PLUS offered hereby in any way and has no obligation of any sort with respect to your PLUS. No index sponsor has any obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your PLUS.

◾
The PLUS are subject to non-U.S. securities market risk. Certain basket components are subject to risks associated with non-U.S. securities markets, specifically the regions of the Eurozone (with respect to the SX5E Index), Japan (with respect to the TPX Index) and various other emerging markets (with respect to the EEM Fund and GDX Fund). An investment in the PLUS linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other

December 2022	Page 9

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
In addition, the United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit remain uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular.
Risks Specific to Characteristics of the Underlying Indices
◾
The underlying indices reflect price return, not total return. The return on the PLUS is based, in part, on the performance of the underlying indices, which reflect the changes in the market prices of their basket component constituent stocks. They are not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on their basket component constituent stocks. The return on the PLUS will not include such a total return feature or dividend component.

◾
The PLUS are subject to small capitalization stock risks. The PLUS are subject to risks associated with small capitalization companies because the RTY Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore such index may be more volatile than an index in which a greater percentage of its constituents are issued by large capitalization companies. Stock prices of small capitalization companies are also more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded. In addition, small capitalization companies are typically less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large capitalization companies and are more susceptible to adverse developments related to their products.

◾
The PLUS will not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect the SX5E Index and the TPX Index. Although the SX5E Index and the TPX Index include basket component constituent stocks that are traded in currencies other than the U.S. dollar, the PLUS are denominated in U.S. dollars. The calculation of the amount payable on the PLUS at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such basket component constituent stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the values of the applicable basket components and, accordingly, the amount payable on the PLUS. You will not benefit from any appreciation of the currencies in which the applicable basket component constituent stocks are denominated relative to the U.S. dollar, which you would have had you owned such stocks directly.

Risks Specific to Characteristics of the Underlying Shares
◾
BNS cannot control actions by the sponsors and such sponsors have no obligation to consider your interests. The sponsor of each underlying share as specified under “Information About the Basket and the Basket Components” (each, a “sponsor”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of each sponsor concerning the calculation of the net asset value (“NAV”) per share of its underlying shares, additions, deletions or substitutions of securities in any applicable target index and the manner in which changes affecting any applicable target index are reflected in its underlying shares that could affect the market price of its underlying shares, and therefore, the amount payable on the PLUS. The amount payable on the PLUS and their market value could also be affected if the applicable sponsor changes these policies, for example, by changing the manner in which it calculates the NAV per share of its underlying shares, or if such sponsor discontinues or suspends publication of the NAV per share of its underlying shares, in which case it may become difficult to determine the market value of your PLUS. If events such as these occur, the calculation agent may be required to make discretionary judgments that affect the return you receive on the PLUS.

◾
There are risks associated with an investment that is linked to the performance of an exchange-traded fund. Although the underlying shares are listed for trading on national securities exchanges and a number of similar products have been traded on national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the underlying shares or that there will be liquidity in the trading market. In addition:

December 2022	Page 10

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Management Risk
Each underlying share is subject to management risk, which is the risk that its sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Additionally, none of the underlying shares are actively managed and may be affected by a general decline in market segments relating to its target index (or, in the case of the SLV Trust, the market price of silver). The sponsor of each underlying share does not attempt to take defensive positions in declining markets. Accordingly, the performance of the applicable underlying share could be lower than other types of ETFs that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.
Custody and Liquidity Risk as applicable with respect to each underlying share except the SLV Trust
Under continuous listing standards adopted by the exchange on which the underlying shares trade each underlying share will be required to confirm on an ongoing basis that the components of its target index (as applicable) satisfy the applicable listing requirements. In the event that a target index does not comply with the applicable listing requirements, the applicable underlying share would be required to rectify such non-compliance by requesting that the index sponsor of its target index modify such target index, adopting a new target index or obtain relief from the SEC. There can be no assurance that such index sponsor would so modify the target index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in the fund being delisted from the exchange on which its shares trade.
Tracking and Underperformance Risk
With respect to each underlying share except the SLV Trust, in addition to the risk that an underlying share may not track its target index due to management risk as discussed above, the performance of the fund will reflect additional transaction costs and fees that are not included in the calculation of its target index, and corporate actions with respect to the equity securities held in an underlying share’s portfolio (such as mergers and spin-offs) may impact the performance differential between such underlying share and its target index. Similarly, the performance of the SLV Trust will reflect transaction costs and fees that are not included in the market price of silver.
Finally, because the underlying shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the fund may differ from the net asset value per share of the underlying shares.
For all of the foregoing reasons, the performance of the underlying shares may not correlate with the performance of its applicable target index. Consequently, the return on the PLUS will not be the same as investing directly in the underlying shares, in the basket component constituent stocks or in the target index or in the securities comprising the target indices, and will not be the same as investing in a debt security with payments linked to the performance of the target indices. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.
◾
The PLUS are subject to emerging markets risk. The EEM Fund is subject to risks associated with emerging market companies and emerging market securities that are traded on various emerging market exchanges. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the EEM Fund is susceptible.
Additionally, pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. In response to this, the index sponsor of the EEM Fund’s

December 2022	Page 11

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

target index publicly announced that it removed the equity securities of a small number of companies from its target index and the sponsor of the EEM Fund also publicly announced that it removed affected stocks from the EEM Fund and each such party has also publicly announced that it intends to remove any such basket component constituent stock from the target index and the EEM Fund, respectively. Additionally, the sponsor of the EEM Fund suspended the purchase of Russian securities on February 28, 2022 and the index sponsor of the EEM Fund’s target index began the removal of Russian securities from its target index beginning the week of March 7, 2022. Currently, the sponsor of the EEM Fund determines the fair market value for any Russian securities in the EEM Fund through a formal process governed by a pricing policy, and is actively consulting with regulators and other market participants to help ensure the EEM Fund can exit any positions in Russian securities, consistent with their removal from the EEM Fund’s target index, whenever and wherever regulatory and market conditions allow. If the issuer of any existing basket component constituent stock issuer is in the future designated as such a prohibited company or any actions are taken similar to those taken with respect to Russian securities, the value of such basket component constituent stock may be adversely affected, perhaps significantly, which would adversely affect the performance of the target index of the EEM Fund and the EEM Fund. Any changes to the composition of the EEM Fund or its target index in response to the executive orders or other circumstances like those described above could adversely affect the performance of the EEM Fund and, therefore, the market value of, and return on, the basket and the PLUS.
◾
The GDX Fund does not measure the performance of gold bullion. The GDX Fund measures the performance of shares of gold and silver mining companies and not gold bullion. Therefore the GDX Fund may under- or over-perform gold bullion over the short- or long-term.

◾
The PLUS are subject to risks associated with gold and silver. The PLUS are subject to risks associated with gold and silver because the GDX Fund seeks to track the performance of its target index, which is comprised of the basket component constituent stocks of companies primarily engaged in the mining of gold and, to a lesser extent, silver, and the investment objective of the SLV Trust is to reflect generally the price of silver before the payment of its expenses and liabilities. The prices of gold and silver (and, as a consequence, the performance of companies held in the portfolio of the GDX Fund) are influenced by a number of factors that interact in complex and unpredictable ways, including, among others, economic and geo-political events, actions by governments and central banks, the demand for and market price of jewelry. Adverse developments in the market for gold and/or silver may have an adverse effect on the underlying basket assets with respect to the GDX Fund and/or the SLV Trust and, consequently, on the value of the basket and the PLUS.

◾
The SLV Trust holds only a single commodity and its performance may be more volatile than that of a basket component with more diversified holdings. The SLV Trust is an exchange-traded fund that holds only silver. The SLV Trust’s holdings lack diversification and do not have the benefit of other offsetting basket component constituents that may increase when other basket component constituents are decreasing. Because the SLV Trust holds only a single commodity, the performance of the SLV Trust may be more volatile than that of a basket component that holds multiple commodities or a broad-based commodity index, and the price of silver may not correlate with, and may diverge significantly from, the prices of commodities generally.

◾
The value of the SLV Trust is not necessarily representative of the silver industry and may not track the market value of silver. The SLV Trust is not necessarily representative of the silver industry. The performance of the SLV Trust may not fully replicate the performance of the price of silver due to the fees and expenses charged by the SLV Trust or by restrictions on access to silver or due to other circumstances. The SLV Trust does not generate any income and, because the SLV Trust regularly sells silver to pay for its ongoing expenses, the amount of silver represented by the SLV Trust has gradually declined over time. The SLV Trust sells silver to pay expenses on an ongoing basis irrespective of whether the trading price of the SLV Trust rises or falls in response to changes in the price of silver. The sale of the SLV Trust's silver to pay expenses at a time of low silver prices could adversely affect the value of the SLV Trust. Additionally, there is a risk that part or all of the SLV Trust's silver could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise. Although the trading characteristics and valuations of an exchange-traded fund will usually mirror the characteristics and valuations of its basket component constituent stocks, the price of an exchange-traded stock may not completely track the value of its basket component constituent stocks. The price of the SLV Trust will reflect transaction costs and fees. In addition, although an exchange-traded fund may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for an exchange-trade fund or that there will be liquidity in the trading market.

December 2022	Page 12

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

◾
There are risks in securities relating to commodities trading on the London Bullion Market Association. The value of the SLV Trust is closely related to the price of silver. Silver is traded on the London Bullion Market Association (“LBMA”). The LBMA is a self-regulated association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA, which would otherwise restrict fluctuations in the prices of commodities trading on the LBMA. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

◾
The PLUS are subject to real estate investment risks. The IYR Fund invests in real estate companies, such as real estate investment trusts (“REITs”) or real estate holding companies, which expose investors to the risks of owning real estate directly, as well as to risks that relate specifically to the way in which real estate companies are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments, and characterized by intense competition and periodic overbuilding. Many real estate companies, including REITs, utilize leverage (and some may be highly leveraged), which increases investment risk and the risk normally associated with debt financing, and could potentially magnify the IYR Fund’s losses. The U.S. residential and commercial real estate markets may, in the future, experience and have, in the past, experienced a decline in value, with certain regions experiencing significant losses in property values. Exposure to such real estate may adversely affect the IYR Fund performance. Negative developments with respect to the real estate sector may therefore have an adverse effect on the value of the IYR Fund, the value of the basket and the PLUS.

Risks Relating to Estimated Value and Liquidity
◾
BNS’ initial estimated value of the PLUS at the time of pricing (when the terms of your PLUS are set on the pricing date) will be lower than the issue price of the PLUS. BNS’ initial estimated value of the PLUS is only an estimate. The issue price of the PLUS will exceed BNS’ initial estimated value. The difference between the issue price of the PLUS and BNS’ initial estimated value reflects costs associated with selling and structuring the PLUS, as well as hedging its obligations under the PLUS. Therefore, the economic terms of the PLUS are less favorable to you than they would have been if these expenses had not been paid or had been lower.

◾
Neither BNS’ nor SCUSA’s estimated value of the PLUS at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the PLUS and SCUSA’s estimated value of the PLUS at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the PLUS generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the PLUS to be more favorable to you. Consequently, the use of an internal funding rate for the PLUS increases the estimated value of the PLUS at any time and has an adverse effect on the economic terms of the PLUS.

◾
BNS’ initial estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the PLUS is determined by reference to its internal pricing models when the terms of the PLUS are set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the PLUS, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the basket and basket components, the correlation of the basket components, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the PLUS that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your PLUS (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

December 2022	Page 13

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

◾
The PLUS have limited liquidity. The PLUS will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the PLUS. SCUSA and any other affiliates of BNS intend, but are not required to, make a market in the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other broker-dealers will participate in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which SCUSA is willing to purchase the PLUS from you. If at any time SCUSA does not make a market in the PLUS, it is likely that there would be no secondary market for the PLUS. Accordingly, you should be willing to hold your PLUS to maturity.

◾
The price at which SCUSA would buy or sell your PLUS (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your PLUS. SCUSA’s estimated value of the PLUS is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your PLUS in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your PLUS at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the PLUS — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your PLUS it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your PLUS at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your PLUS by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your PLUS (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the basket and basket components, the correlation of the basket components, price-sensitivity analysis and the time to maturity of the PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the PLUS determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the PLUS prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.
In addition to the factors discussed above, the value and quoted price of the PLUS at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the PLUS, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the PLUS, including the price you may receive for the PLUS in any market making transaction. To the extent that SCUSA makes a market in the PLUS, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).
Furthermore, if you sell your PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your PLUS in a secondary market sale.
There is no assurance that SCUSA or any other party will be willing to purchase your PLUS at any price and, in this regard, SCUSA is not obligated to make a market in the PLUS. See “— The PLUS have limited liquidity” herein.

December 2022	Page 14

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

◾
The price of the PLUS prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the PLUS may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the value of the basket and basket components over the full term of the PLUS, (ii) volatility of the value of the basket, the basket components and the basket component assets and the market’s perception of future volatility of the foregoing, (iii) correlation of the basket components, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads, (vi) dividend yields on the underlying shares and basket component constituent stocks and (vii) time remaining to maturity. In particular, because the provisions of the PLUS relating to the payment at maturity behave like options, the value of the PLUS will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated value of the basket and other relevant factors, the market value of the PLUS may decrease and you may receive substantially less than the stated principal amount if you sell your PLUS prior to maturity regardless of the value of the basket and the basket components at such time.
See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.
Risks Relating to Hedging Activities and Conflicts of Interest
■
Hedging activities by BNS and SCUSA may negatively impact investors in the PLUS and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the PLUS. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the PLUS. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the underlying shares, basket component assets and/or purchasing futures, options and/or other instruments linked to any of the foregoing. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket components and/or one or more of basket component assets, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket-, equity- or index-linked securities whose returns are linked to changes in the value of the basket, one or more basket components and/or the basket component assets. Any of these hedging activities may adversely affect the value of the basket—directly or indirectly by affecting the value of the basket components and the price of their basket component constituent stocks — and therefore the market value of the PLUS and the amount you will receive, if any, on the PLUS.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the PLUS. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the PLUS, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the PLUS declines.

December 2022	Page 15

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

■
We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the sponsors and/or basket component constituent stock issuers and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the PLUS. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the PLUS or other securities that we have issued), the underlying shares, basket component constituent stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the value of the basket components, the basket component constituent issuers and therefore the basket and/or the value of the PLUS. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us, the sponsors and/or the basket component constituent stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the value of the basket components and therefore the basket and the market for your PLUS, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the PLUS.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the PLUS or other securities that we may issue, the basket components, basket component constituent stocks, other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the PLUS. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the PLUS.
We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the PLUS or other securities that we may issue, the basket components, basket component constituent stocks or other securities or instruments similar to or linked to the foregoing. Investors in the PLUS should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the PLUS for liquidity or otherwise.
■
Activities conducted by BNS and its affiliates may impact the value of the basket components and therefore the basket and the value of the PLUS. Trading or transactions by BNS, SCUSA or our other affiliates in the basket components or any basket component assets, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the basket components or any basket component assets may adversely affect the value of the basket component assets and basket components and, therefore, the market value of the basket and the PLUS. See “— Hedging activities by BNS and SCUSA may negatively impact investors in the PLUS and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the PLUS” for additional information regarding hedging-related transactions and trading.

■
The calculation agent can make anti-dilution and reorganization adjustments that affect the payment at maturity. For anti-dilution and reorganization events affecting the underlying shares, the calculation agent may make adjustments to the applicable basket component closing value, and therefore the initial basket value, final basket value any other term of the PLUS. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying share. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS and your payment at maturity may be materially and adversely affected. In addition, determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. The occurrence of any anti-dilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the PLUS and your payment at maturity, if any. See “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Anti-Dilution Adjustments Relating to a Reference Equity” in the accompanying product supplement.

December 2022	Page 16

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Following a de-listing, liquidation or termination of the underlying shares, the payment at maturity may be based on a share of another exchange-traded fund or calculated by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying shares. See “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” in the accompanying product supplement.
■
The calculation agent will have significant discretion with respect to the PLUS, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine the payment at maturity of the PLUS, if any, based on the observed final basket value. The calculation agent can postpone the determination of the final basket value (and therefore the related maturity date) if a market disruption event occurs and is continuing with respect to a basket component on the valuation date.

■
BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the PLUS. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the PLUS. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the PLUS, the basket components and therefore the basket to which the PLUS are linked.

Risks Relating to General Credit Characteristics
◾
Payments on the PLUS are subject to the credit risk of BNS. The PLUS are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the PLUS, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the PLUS. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the PLUS and you could lose your entire investment in the PLUS.

Risks Relating to Canadian and U.S. Federal Income Taxation
◾
Uncertain tax treatment. Significant aspects of the tax treatment of the PLUS are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the PLUS — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

December 2022	Page 17

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Information About the Basket and Basket Components
All disclosures contained in this document regarding the basket are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the basket or any basket components. You should make your own investigation into the basket and the basket components.
We obtained the historical performance information below from Bloomberg Professional® service (“Bloomberg”), without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket and the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket component closing value of any basket component or the basket closing value at any time, including the valuation date.
The Basket
Because the basket is a newly created basket and its value will begin to be calculated only on the pricing date, there is no actual historical information about the historical basket performance as of the date of this document. Therefore, the hypothetical historical basket performance below are calculated based on publicly available information for each basket component as reported by Bloomberg without independent verification. The hypothetical historical basket performance has fluctuated in the past and may, in the future, experience significant fluctuations. Any hypothetical historical upward or downward trend in hypothetical historical basket performance during any period shown below is not an indication that the basket is more or less likely to increase or decrease at any time during the term of the PLUS.
The graph below illustrates the hypothetical performance of the basket from January 1, 2017 through December 13, 2022, based on the daily basket component closing values. Past hypothetical performance of the basket is not indicative of the future performance of the basket.

Basket Closing Values

December 2022	Page 18

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

RTY Index
We have derived all information contained herein regarding the RTY Index, including without limitation, its make-up, method of calculation and changes in its basket component constituent stocks from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Russell (its “index sponsor”), and/or its affiliates.
The RTY Index is designed to track the performance of the small capitalization segment of the U.S. equity market. It includes the stocks of approximately 2,000 of the smallest companies that form the Russell 3000® Index, which is comprised of approximately 3,000 of the largest U.S. companies. Please see “Indices — The Russell 2000® Index” in the accompanying underlier supplement for additional information regarding the RTY Index, its index sponsor and our license agreement with respect to the RTY Index. Additional information regarding the RTY Index, including its sectors, sector weightings and top basket component constituent stocks, may be available on its index sponsor’s website.
Information as of market close on December 13, 2022:
Bloomberg Ticker Symbol:	RTY <Index>	52 Week High (on January 3, 2022):	2,272.557
Current Basket Component Closing Value:	1,832.362	52 Week Low (on June 16, 2022):	1,649.836
52 Weeks Ago (on December 13, 2021):	2,180.495

December 2022	Page 19

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Information of the RTY Index
The table below sets forth the published high and low basket component closing values, as well as the end-of-quarter basket component closing values, of the RTY Index for the specified period. The graph below sets forth the basket component closing values of the RTY Index for each day from January 1, 2017 through December 13, 2022.
RTY Index	High	Low	Period End
2017
First Quarter	1,413.635	1,345.598	1,385.92
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.01	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.68	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter (through December 13, 2022)	1,892.839	1,682.403	1,832.362

December 2022	Page 20

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

RTY Index – Daily Basket Component Closing Values January 1, 2017 to December 13, 2022

3,000
2,500
2,000
1,500
1,000
500
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

December 2022	Page 21

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

EEM Fund
We have derived all information contained herein regarding the EEM Fund, including without limitation, its make-up, method of calculation and changes in its basket component constituent stocks from publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors (its sponsor) and/or its affiliates.
The EEM Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the MSCI Emerging Markets IndexSM (its “target index”) which, in turn, is intended to provide a performance benchmark for equity markets in emerging market countries. The EEM Fund trades on the NYSE Arca under the ticker symbol “EEM”. Please see “Exchange-Traded Funds — The iShares® ETFs” in the accompanying underlier supplement for additional information regarding the EEM Fund and its sponsor. Additional information regarding the EEM Fund, including its portfolio holdings, may be available on the iShares® website.
Information as of market close on December 13, 2022:
Bloomberg Ticker Symbol:	EEM UP <Equity>	52 Week High (on January 12, 2022):	$50.85
Current Basket Component Closing Value:	$38.59	52 Week Low (on October 24, 2022):	$33.93
52 Weeks Ago (on December 13, 2021):	$48.59

December 2022	Page 22

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Information of the EEM Fund
The table below sets forth the published high and low basket component closing values, as well as the end-of-quarter basket component closing values, of the EEM Fund for the specified period. The graph below sets forth the basket component closing values of the EEM Fund for each day from January 1, 2017 through December 13, 2022.
EEM Fund	High	Low	Period End
2017
First Quarter	$39.99	$35.43	$39.39
Second Quarter	$41.93	$38.81	$41.39
Third Quarter	$45.85	$41.05	$44.81
Fourth Quarter	$47.81	$44.82	$47.12
2018
First Quarter	$52.08	$45.69	$48.28
Second Quarter	$48.14	$42.33	$43.33
Third Quarter	$45.03	$41.14	$42.92
Fourth Quarter	$42.93	$38.00	$39.06
2019
First Quarter	$43.71	$38.45	$42.92
Second Quarter	$44.59	$39.91	$42.91
Third Quarter	$43.42	$38.74	$40.87
Fourth Quarter	$45.07	$40.27	$44.87
2020
First Quarter	$46.30	$30.61	$34.13
Second Quarter	$41.19	$32.67	$39.99
Third Quarter	$45.55	$40.44	$44.09
Fourth Quarter	$51.70	$43.99	$51.67
2021
First Quarter	$57.96	$51.68	$53.34
Second Quarter	$56.09	$52.01	$55.15
Third Quarter	$54.84	$49.50	$50.38
Fourth Quarter	$52.50	$47.44	$48.85
2022
First Quarter	$50.85	$41.54	$45.15
Second Quarter	$46.71	$39.40	$40.10
Third Quarter	$41.05	$34.88	$34.88
Fourth Quarter (through December 13, 2022)	$39.54	$33.93	$38.59

December 2022	Page 23

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

EEM Fund – Daily Basket Component Closing Values January 1, 2017 to December 13, 2022

70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

December 2022	Page 24

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

GDX Fund
We have derived all information contained herein regarding the GDX Fund, including without limitation, its make-up, method of calculation and changes in its basket component constituent stocks from publicly available information. Such information reflects the policies of, and is subject to change by, VanEck® ETF Trust and Van Eck Associates Corporation (its sponsor).
The GDX Fund seeks to track the investment results, before fees and expenses, of companies primarily in the business of gold mining and related activities, as measured by the NYSE® Arca Gold Miners Index® (its target index) which, in turn, is intended to track the investment results, before fees and expenses, of companies primarily in the business of gold mining and related activities. The GDX Fund trades on the NYSE Arca under the ticker symbol “GDX”. Please see “Exchange-Traded Funds — VanEck® Gold Miners ETF” in the accompanying underlier supplement for additional information regarding the GDX Fund and its sponsor. Additional information regarding the GDX Fund, including its basket component constituent stocks, may be available on its sponsor’s website.
Information as of market close on December 13, 2022:
Bloomberg Ticker Symbol:	GDX UP <Equity>	52 Week High (on April 18, 2022):	$40.87
Current Basket Component Closing Value:	$29.78	52 Week Low (on September 26, 2022):	$21.86
52 Weeks Ago (on December 13, 2021):	$30.51

December 2022	Page 25

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Information of the GDX Fund
The table below sets forth the published high and low basket component closing values, as well as the end-of-quarter basket component closing values, of the GDX Fund for the specified period. The graph below sets forth the basket component closing values of the GDX Fund for each day from January 1, 2017 through December 13, 2022.
GDX Fund	High	Low	Period End
2017
First Quarter	$25.57	$21.14	$22.81
Second Quarter	$24.57	$21.10	$22.08
Third Quarter	$25.49	$21.21	$22.96
Fourth Quarter	$23.84	$21.42	$23.24
2018
First Quarter	$24.60	$21.27	$21.98
Second Quarter	$23.06	$21.81	$22.31
Third Quarter	$22.68	$17.57	$18.52
Fourth Quarter	$21.09	$18.39	$21.09
2019
First Quarter	$23.36	$20.31	$22.42
Second Quarter	$26.17	$20.17	$25.56
Third Quarter	$30.95	$24.58	$26.71
Fourth Quarter	$29.49	$26.19	$29.28
2020
First Quarter	$31.05	$19.00	$23.04
Second Quarter	$37.21	$24.03	$36.68
Third Quarter	$44.53	$36.17	$39.16
Fourth Quarter	$41.42	$33.42	$36.02
2021
First Quarter	$38.51	$30.90	$32.50
Second Quarter	$39.68	$33.60	$33.98
Third Quarter	$35.09	$28.91	$29.47
Fourth Quarter	$34.90	$29.33	$32.03
2022
First Quarter	$38.91	$29.30	$38.35
Second Quarter	$40.87	$27.38	$27.38
Third Quarter	$28.16	$21.86	$24.12
Fourth Quarter (through December 13, 2022)	$30.04	$22.68	$29.78

December 2022	Page 26

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

GDX Fund – Daily Basket Component Closing Values January 1, 2017 to December 13, 2022

70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

December 2022	Page 27

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

SX5E Index
We have derived all information contained herein regarding the SX5E Index, including without limitation, its make-up, method of calculation and changes in its basket component constituent stocks from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited (its “index sponsor”), and/or its affiliates.
The SX5E Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the SX5E Index trade in euros, and are allocated based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Please see “Indices — The EURO STOXX 50® Index” in the accompanying underlier supplement for additional information regarding the SX5E Index, its index sponsor and our license agreement with respect to the SX5E Index. Additional information regarding the SX5E Index, including its sectors, sector weightings and top basket component constituent stocks, may be available on its index sponsor’s website.
Information as of market close on December 13, 2022:
Bloomberg Ticker Symbol:	SX5E <Index>	52 Week High (on January 5, 2022):	4,392.15
Current Basket Component Closing Value:	3,986.83	52 Week Low (on September 29, 2022):	3,279.04
52 Weeks Ago (on December 13, 2021):	4,183.04

December 2022	Page 28

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Information of the SX5E Index
The table below sets forth the published high and low basket component closing values, as well as the end-of-quarter basket component closing values, of the SX5E Index for the specified period. The graph below sets forth the basket component closing values of the SX5E Index for each day from January 1, 2017 through December 13, 2022.
SX5E Index	High	Low	Period End
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter (through December 13, 2022)	3,986.83	3,331.53	3,986.83

December 2022	Page 29

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

SX5E Index – Daily Basket Component Closing Values January 1, 2017 to December 13, 2022

5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

December 2022	Page 30

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

IYR Fund
We have derived all information contained herein regarding the IYR Fund, including without limitation, its make-up, method of calculation and changes in its basket component constituent stocks from publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors (its sponsor) and/or its affiliates.
The IYR Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses of the Dow Jones U.S. Real Estate Index (its target index), which measures the performance of the real estate sector of the U.S. equity market. As of March 31, 2019, a significant portion of its target index is represented comprised of real estate investment trusts (REITs). The IYR Fund will generally invest a portion of its assets in securities of its target index and in depositary receipts representing securities of its target index. The IYR Fund may invest the remainder of its assets in other securities, including securities not in its target index, but which its sponsor believes will help the IYR Fund track its target index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to its target index, as well as cash and cash equivalents, including shares of money market funds advised by its sponsor or its affiliates. Additionally, the IYR Fund may lend securities representing up to one-third of the value of its total assets (including the value of any collateral received).
Due to the use of representative sampling, the IYR Fund may or may not hold all of the securities that are included in its target index. Representative sampling is an indexing strategy that involves investing in a representative sample of the securities included in its target index that collectively has an investment profile similar to its target index.
The target index measures the performance of large-, mid- or small-capitalization companies, and basket component constituent stocks which primarily include REITs, development companies, property agencies and other companies that invest directly or indirectly in real estate through management or ownership. The target index is sponsored by S&P Global, which is independent of the IYR Fund and its sponsor. S&P Global determines the composition and relative weightings of the securities in its target index and publishes information regarding the market value of its target index.
Select information basket component constituent stocks, industry and/or sector weightings, country weightings and expenses may also be made available on the iShares® website. Expenses of the IYR Fund reduce the net value of the assets held by the IYR Fund and, therefore, reduce the value of the shares of the IYR Fund.
Information filed by iShares Trust with the SEC can be found by reference to its SEC file numbers: 333-92935 and 811-09729.
Shares of the IYR Fund are listed on the NYSE ARCA Exchange under ticker symbol “IYR.”
Information filed by iShares with the SEC, including the prospectus for the IYR Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663 Additional information regarding the IYR Fund, including its basket component constituent stocks, may be available on the iShares® website.
Information as of market close on December 13, 2022:
Bloomberg Ticker Symbol:	IYR UP <Equity>	52 Week High (on December 31, 2021):	$116.14
Current Basket Component Closing Value:	$88.57	52 Week Low (on October 14, 2022):	$76.97
52 Weeks Ago (on December 13, 2021):	$111.25

December 2022	Page 31

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Information of the IYR Fund
The table below sets forth the published high and low basket component closing values, as well as the end-of-quarter basket component closing values, of the IYR Fund for the specified period. The graph below sets forth the basket component closing values of the IYR Fund for each day from January 1, 2017 through December 13, 2022.
IYR Fund	High	Low	Period End
2017
First Quarter	$80.73	$76.13	$78.49
Second Quarter	$81.74	$77.43	$79.77
Third Quarter	$82.37	$78.03	$79.88
Fourth Quarter	$82.92	$79.24	$81.01
2018
First Quarter	$80.60	$71.79	$75.47
Second Quarter	$80.70	$73.93	$80.58
Third Quarter	$83.29	$78.83	$80.02
Fourth Quarter	$82.92	$72.00	$74.94
2019
First Quarter	$87.11	$73.32	$87.04
Second Quarter	$90.87	$84.80	$87.31
Third Quarter	$94.09	$87.61	$93.54
Fourth Quarter	$95.36	$89.52	$93.08
2020
First Quarter	$100.28	$57.84	$69.57
Second Quarter	$86.82	$64.24	$78.81
Third Quarter	$84.15	$76.71	$79.84
Fourth Quarter	$86.71	$76.87	$85.65
2021
First Quarter	$92.74	$82.27	$91.94
Second Quarter	$104.97	$93.58	$101.94
Third Quarter	$111.27	$102.34	$102.39
Fourth Quarter	$116.14	$103.03	$116.14
2022
First Quarter	$115.26	$99.21	$108.22
Second Quarter	$112.38	$86.95	$91.98
Third Quarter	$103.19	$80.64	$81.42
Fourth Quarter (through December 13, 2022)	$89.17	$76.97	$88.57

December 2022	Page 32

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

IYR Fund – Daily Basket Component Closing Values January 1, 2017 to December 13, 2022

140
120
100
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

December 2022	Page 33

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

SLV Trust
We have derived all information contained herein regarding the SLV Trust, including without limitation, its make-up and method of calculation from publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors (its sponsor) and/or its affiliates.
The SLV Trust is a grantor trust designed to reflect generally the performance of the price of silver, before payment of the SLV Fund’s expenses and liabilities. The SLV Fund holds silver bars and issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The SLV Trust trades on the NYSE Arca under the ticker symbol “SLV”. Please see “Exchange-Traded Funds — The iShares® ETFs” in the accompanying underlier supplement for additional information regarding the SLV Trust and its sponsor. Additional information regarding the SLV Trust, including its portfolio holdings, may be available on the iShares® website.
Information as of market close on December 13, 2022:
Bloomberg Ticker Symbol:	SLV UP <Equity>	52 Week High (on March 8, 2022):	$24.45
Current Basket Component Closing Value:	$21.83	52 Week Low (on September 1, 2022):	$16.38
52 Weeks Ago (on December 13, 2021):	$20.61

December 2022	Page 34

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Information of the SLV Trust
The table below sets forth the published high and low basket component closing values, as well as the end-of-quarter basket component closing values, of the SLV Trust for the specified period. The graph below sets forth the basket component closing values of the SLV Trust for each day from January 1, 2017 through December 13, 2022.
SLV Trust	High	Low	Period End
2017
First Quarter	$17.44	$15.44	$17.25
Second Quarter	$17.53	$15.30	$15.71
Third Quarter	$17.10	$14.73	$15.74
Fourth Quarter	$16.41	$14.85	$15.99
2018
First Quarter	$16.56	$15.28	$15.41
Second Quarter	$16.26	$15.07	$15.15
Third Quarter	$15.17	$13.23	$13.73
Fourth Quarter	$14.52	$13.15	$14.52
2019
First Quarter	$15.07	$14.07	$14.18
Second Quarter	$14.46	$13.46	$14.33
Third Quarter	$18.34	$14.05	$15.92
Fourth Quarter	$16.92	$15.48	$16.68
2020
First Quarter	$17.40	$11.21	$13.05
Second Quarter	$17.10	$13.02	$17.01
Third Quarter	$27.00	$16.71	$21.64
Fourth Quarter	$24.76	$21.05	$24.57
2021
First Quarter	$26.76	$22.26	$22.70
Second Quarter	$26.19	$23.04	$24.22
Third Quarter	$24.55	$19.95	$20.52
Fourth Quarter	$23.42	$20.30	$21.51
2022
First Quarter	$24.45	$20.51	$22.88
Second Quarter	$23.87	$18.64	$18.64
Third Quarter	$19.17	$16.38	$17.50
Fourth Quarter (through December 13, 2022)	$21.83	$16.81	$21.83

December 2022	Page 35

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

SLV Trust – Daily Basket Component Closing Values January 1, 2017 to December 13, 2022

40
35
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

December 2022	Page 36

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

TPX Index
We have derived all information contained herein regarding the TPX Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, Tokyo Stock Exchange, Inc. (its index sponsor), and/or its affiliates.
TPX is a capitalization weighted index of all the domestic common stocks listed on the First Section of the Tokyo Stock Exchange, Inc. Please see “Indices — TOPIX®” in the accompanying underlier supplement for additional information regarding TPX, its basket component sponsor and our license agreement with respect to TPX. Additional information regarding TPX, including its sectors, sector weightings and top basket component constituent stocks, may be available on the index sponsor’s website.
Information as of market close on December 13, 2022:
Bloomberg Ticker Symbol:	TPX <Index>	52 Week High (on January 5, 2022):	2,039.27
Current Basket Component Closing Value:	1,965.68	52 Week Low (on March 9, 2022):	1,758.89
52 Weeks Ago (on December 13, 2021):	1,978.13

December 2022	Page 37

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Information of the TPX Index
The table below sets forth the published high and low basket component closing values, as well as the end-of-quarter basket component closing values, of the TPX Index for the specified period. The graph below sets forth the basket component closing values of the TPX Index for each day from January 1, 2017 through December 13, 2022.
TOPIX®	High	Low	Period End
2017
First Quarter	1,577.40	1,506.33	1,512.60
Second Quarter	1,624.07	1,459.07	1,611.90
Third Quarter	1,676.17	1,590.71	1,674.75
Fourth Quarter	1,831.93	1,673.62	1,817.56
2018
First Quarter	1,911.07	1,664.94	1,716.30
Second Quarter	1,815.25	1,703.80	1,730.89
Third Quarter	1,822.44	1,676.20	1,817.25
Fourth Quarter	1,824.03	1,415.55	1,494.09
2019
First Quarter	1,627.59	1,471.16	1,591.64
Second Quarter	1,630.68	1,498.96	1,551.14
Third Quarter	1,623.27	1,478.03	1,587.80
Fourth Quarter	1,747.20	1,568.87	1,721.36
2020
First Quarter	1,744.16	1,236.34	1,403.04
Second Quarter	1,630.72	1,325.13	1,558.77
Third Quarter	1,661.93	1,496.06	1,625.49
Fourth Quarter	1,819.18	1,579.33	1,804.68
2021
First Quarter	2,012.21	1,791.22	1,954.00
Second Quarter	1,983.54	1,849.04	1,943.57
Third Quarter	2,118.87	1,880.68	2,030.16
Fourth Quarter	2,055.56	1,926.37	1,992.33
2022
First Quarter	2,039.27	1,758.89	1,946.40
Second Quarter	1,969.98	1,818.94	1,870.82
Third Quarter	2,006.99	1,835.94	1,835.94
Fourth Quarter (through December 13, 2022)	2,018.80	1,847.58	1,965.68

December 2022	Page 38

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

TPX Index – Daily Basket Component Closing Values January 1, 2017 to December 13, 2022

2,500
2,000
1,500
1,000
500
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

This document relates only to the PLUS offered hereby and does not relate to the basket components or other PLUS linked to the basket or any basket component. We have derived all disclosures contained in this document regarding the basket components from the publicly available documents described in the preceding paragraphs. In connection with the offering of the PLUS, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the basket.
Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying shares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying shares could affect the value received at maturity with respect to the PLUS and therefore the value of the PLUS.
Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the basket or any basket component.

December 2022	Page 39

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Additional Information About the PLUS
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	A day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law to close.
Tax redemption:
Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the PLUS.

Canadian bail-in:	The PLUS are not bail-inable debt securities under the CDIC Act.
Terms incorporated:
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying share	reference equity
	underlying index	reference index
	basket component constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	valuation date	final valuation date
	basket component closing value	closing value
	initial basket value	initial value
	final basket value	final value
	basket return	reference asset return
Additional information regarding estimated value of the PLUS:
On the cover page of this pricing supplement, BNS has provided the initial estimated value range for the PLUS. This range of estimated values was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.
The economic terms of the PLUS are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the PLUS will be greater than the initial estimated value of the PLUS. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the PLUS at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the PLUS to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:
See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement for a discussion of the material Canadian income tax consequences of an investment in the PLUS. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that a Non-Resident Holder is not an entity in respect of which BNS is a “specified entity” as defined in proposals to amend the Income Tax Act (Canada) (the “Act”) released by the Minister of Finance (Canada) on April 29, 2022 with respect to “hybrid mismatch arrangements”, as defined (the “Hybrid Mismatch Proposals”). In general terms, the Hybrid Mismatch Proposals provide that two entities will be treated as specified entities in respect of one another if one entity, directly or indirectly, holds a 25% equity interest in the other entity, or a third entity, directly or indirectly, holds a 25% equity interest in both entities.

December 2022	Page 40

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Such discussion further assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Act contained in the Hybrid Mismatch Proposals.
Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

Tax considerations:
The U.S. federal income tax consequences of your investment in the PLUS are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the PLUS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the PLUS, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the PLUS, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your PLUS as prepaid derivative contracts with respect to the basket. Subject to the discussion below regarding “constructive ownership transactions”, if your PLUS are so treated, you should generally recognize long-term capital gain or loss if you hold your PLUS for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition of your PLUS, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your PLUS. Such gain or loss should generally be short-term capital gain or loss. The deductibility of capital losses is subject to limitations.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the PLUS, it is possible that your PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction under Section 1260 of the Code), such that the timing and character of your income from the PLUS could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement.
Section 1260. Because each underlying share would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the PLUS could be treated as a constructive ownership transaction under Section 1260 of the Code. If the PLUS were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply. Specifically, all or a portion of any gain that you recognize upon the taxable disposition of your PLUS could be recharacterized as ordinary income (or, because the SLV Trust references silver, subject to a special 28% maximum rate that is applicable to “collectibles”) and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain. We urge you to read the discussion concerning the possible treatment of the PLUS as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.
Except to the extent otherwise required by law, BNS intends to treat your PLUS for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine

December 2022	Page 41

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the PLUS. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the PLUS should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the PLUS, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their PLUS if they do not hold their PLUS in an account maintained by a financial institution and the aggregate value of their PLUS and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its PLUS and fails to do so.
Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your PLUS or to generally applicable information reporting and backup withholding requirements with respect to payments on your PLUS if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a PLUS generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any underlying share or basket component constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the PLUS should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the PLUS were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a PLUS upon a taxable disposition of the PLUS to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the PLUS as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for

December 2022	Page 42

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025.

Based on our determination that the PLUS are not “delta-one” with respect to the basket, basket components or any basket component constituent stocks, our special U.S. tax counsel is of the opinion that the PLUS should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the PLUS are set. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the date the terms are set, it is possible that your PLUS could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the basket components, any basket component constituent stocks or your PLUS, and following such occurrence your PLUS could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the PLUS under these rules. If you enter, or have entered, into other transactions in respect of the basket components, any basket component constituent stocks or the PLUS should consult your tax advisor regarding the application of Section 871(m) of the Code to your PLUS in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the PLUS, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the PLUS.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their PLUS through a foreign entity) under the FATCA rules.
Backup Withholding and Information Reporting. The proceeds received from a taxable

December 2022	Page 43

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

disposition of the PLUS will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A PLUS may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the PLUS at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the PLUS at death.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of PLUS purchased after the bill was enacted to accrue interest income over the term of the PLUS despite the fact that there will be no interest payments over the term of the PLUS.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your PLUS. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your PLUS.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):
SCUSA, our affiliate, will purchase the PLUS at the stated principal amount and, as part of the distribution of the PLUS, will sell the PLUS to Morgan Stanley Wealth Management with an underwriting discount of $0.175 reflecting a fixed sales commission of $0.125 and fixed structuring fee of $0.05 per $10.00 stated principal amount of PLUS that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any PLUS after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the PLUS, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express

December 2022	Page 44

PLUS Based on the Value of an Unequally Weighted Basket Consisting of Four Exchange-Traded Funds and Three
Indices due on or about July 5, 2023
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SCUSA and its affiliates may offer to buy or sell the PLUS in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the PLUS immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the PLUS and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the PLUS, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:
The PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the PLUS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the PLUS or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors:
The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The PLUS are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

December 2022	Page 45